Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 140 to Registration Statement No. 002-52322 on Form N-1A of our report dated June 16, 2015 relating to the financial statements and financial highlights of Fidelity Small Cap Discovery Fund, our report dated June 17, 2015 relating to the financial statements and financial highlights of Fidelity Small Cap Stock Fund, and our reports dated June 19, 2015 relating to the financial statements and financial highlights of Fidelity Mid Cap Stock Fund, Fidelity Large Cap Stock Fund and Fidelity Series Small Cap Discovery Fund, each a fund of Fidelity Commonwealth Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2015, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms", as applicable, in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 23, 2015